Exhibit 11


                    ESTERLINE TECHNOLOGIES CORPORATION
             Computation of Primary Earnings Per Common Share
                 (in thousands, except per share amounts)



                                  1996        1995         1994         1993        1992
                                  ----        ----         ----         ----        ----


Net Earnings                  $    21,354  $    17,381  $    7,563  $    (25,635)  $   5,094
                              ===========  ===========  ==========  ============   =========

Average Number of Common
     Shares Outstanding             7,921        6,568       6,513         6,512       6,506

Net Shares Assumed to be
     Issued for Stock Options         246          302          58            67         161
                             ------------  -----------  ----------  ------------   ---------
     Total                          8,167        6,870       6,571         6,579       6,667
                              ===========  ===========  ==========  ============   =========


Earnings Per Common Share -
     Primary Basis            $      2.61  $      2.53  $     1.15  $      (3.90)  $     .76
                              ===========  ===========  ==========  ============   =========




                    ESTERLINE TECHNOLOGIES CORPORATION
          Computation of Fully Diluted Earnings Per Common Share
                 (in thousands, except per share amounts)


                                        1996         1995         1994          1993          1992
                                        ----         ----         ----          ----          ----

Net Earnings                        $    21,354  $    17,381  $    7,563  $   (25,635)   $   5,094
                                    ===========  ===========  ==========  ===========    =========


Average Number of Common
     Shares Outstanding                   7,921        6,568       6,513        6,512        6,506

Net Shares Assumed to
     be Issued for Stock Options            253          362         269           67          161

Total Common Shares on a
     Fully Diluted Basis                  8,174        6,930       6,782        6,579        6,667
                                    ===========  ===========  ==========  ===========    =========

Earnings Per Common Share -
     Fully Diluted Basis            $      2.61  $      2.51  $     1.12  $     (3.90)   $     .76
                                    ===========  ===========  ==========  ===========    =========

Earnings Per Common Share -
     Primary Basis                  $     2.61   $      2.53  $     1.15  $     (3.90)   $     .76
                                    ==========   ===========  ==========  ===========    =========


Dilutive Effect Per Common Share    $  None      $      .02   $      .03  $    None      $   None
                                    ==========   ==========   ==========  ===========    =========

